EXHIBIT 99.1

COACHMEN INDUSTRIES, INC.

2831 Dexter Drive o P.O. Box 3300 o Elkhart, Indiana 46515 o 574/262-0123 o Fax 574/262-8823

NEWS RELEASE

For immediate release Tuesday, November 18, 2003

COACHMEN INDUSTRIES, INC. NAMES GENERAL ELECTRIC VETERAN MATTHEW SCHAFER AS PRESIDENT AND CHIEF OPERATING OFFICER

Elkhart, Ind. — Coachmen Industries, Inc. (NYSE: COA) today announced it has named Matthew J. Schafer President and Chief Operating Officer. Schafer, a 19-year veteran of General Electric Company (NYSE: GE), will report to Claire C. Skinner, Chairman and Chief Executive Officer.

“We are extremely pleased that Matt is joining the Coachmen Industries team,” said Chairman Skinner. “Matt has an outstanding track record of managing manufacturing and financial service businesses to achieve the highest levels of operational efficiency, and his expertise and understanding of manufacturing processes will benefit both segments of our business. Having recently served as Chief Operating Officer of GE Equipment Management, TIP and Modular Space Business, he possesses a great deal of knowledge and operational experience in all aspects of modular applications. In fact, GE is a large customer of our commercial modular subsidiary, Miller Building Systems, and Matt’s recent experience will be very beneficial to our Modular Housing and Building segment.”

“Since the retirement of President and Chief Operating Officer Keith D. Corson in 2000, I have fulfilled this operational role,” Skinner continued. “In consideration of our growth objectives for Coachmen Industries, it is now the right time to add a very experienced operating executive to our team to help the Company realize our top and bottom line growth potential.”

“I look forward to working with the management team and all the employees of Coachmen Industries to help the Company achieve its growth and profitability objectives,” said incoming President and Chief Operating Officer Schafer. “Coachmen Industries operates in two very dynamic yet diverse markets, both of which offer tremendous growth potential. My goal is to help Coachmen Industries maximize the

      — MORE —

   Dedicated to the Enrichment of Your Life

Coachmen Industries, Inc. Names General Electric Veteran Matthew Schafer as President
and Chief Operating Officer

November 18, 2003

operational efficiency of its manufacturing operations and thus realize its full growth potential. I am excited about our opportunity to further improve the Company’s operations and its prospects as we move into 2004.”

Prior to joining Coachmen Industries, Schafer served for more than 19 years in various executive positions with General Electric Company. From 2002 to 2003, he was Chief Operating Officer, GE Equipment Management, TIP & Modular Space, a full line leasing, sales and service company of trailers, modular space units, containers and storage products. From 1999 to 2002, Schafer served as President, GE Equipment Management, Modular Space North America, a leading leasing, sales, turnkey construction and service business of modular units. From 1995 through 1998, he served as the General Manager for three businesses of General Electric Industrial Systems, a global manufacturer of AC/DC motors, controls, security equipment, and software for the HVAC, commercial, appliance, and industrial markets. Schafer also held several other management positions with General Electric from 1984 through 1994. Schafer holds a Bachelor of Science degree in mechanical engineering from Union College in Schenectady, New York, and an Associates of Science degree in engineering science from Hudson Valley College in Troy, New York.

Coachmen Industries, Inc., founded in 1964, is one of the nation’s leading manufacturers of recreational vehicles with well-known brand names including COACHMEN®, GEORGIE BOY®, SHASTA®, SPORTSCOACH® and VIKING®. Coachmen Industries is also one of the largest systems-built home producers in the nation with its ALL AMERICAN HOMES® subsidiary. Modular commercial structures are manufactured by the Company’s Miller Building Systems subsidiary. Prodesign, LLC is a subsidiary that produces custom composite and thermoformed plastic parts for numerous industries under the PRODESIGN® brand. Coachmen Industries, Inc. is a publicly held company with stock listed on the New York Stock Exchange (NYSE) under the COA ticker symbol.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on forward-looking statements, which are inherently uncertain. Actual results may differ materially from that projected or suggested due to certain risks and uncertainties including, but not limited to, the potential fluctuations in the Company’s operating results, the condition of the telecommunications industry which purchases modular structures, the impact of performance on the valuation of intangible assets, the availability and the price of gasoline, the Company’s dependence on chassis suppliers, interest rates, the availability and cost of real estate for residential housing, the ability of the Housing and Building segment to perform in new market segments where it has limited experience, competition, government regulations, legislation governing the relationships of the Company with its recreational vehicle dealers, the impact of consumer confidence and economic uncertainty on high-cost discretionary product purchases, further developments in the war on terrorism and related international crises, oil supplies, and other risks identified in the Company’s SEC filings.

For more information:
   Joseph P. Tomczak
   Executive Vice President and Chief Financial Officer
   574-262-0123

— END —